Exhibit 5.2

Brownstein Hyatt Farber Schreck, LLP
702.382.2101 main
100 North City Parkway, Suite 1600
Las Vegas, Nevada 89106

June 26, 2026
DeFi Development Corp.
6401 Congress Avenue, Suite 250
Boca Raton, Florida 33487
To the addressee set forth above:
We have acted as local Nevada counsel to DeFi Development Corp., a Nevada corporation (the “Company”), which is the resulting entity (as defined in Nevada Revised Statutes 92A.090) in the conversion of DeFi Development Corp., a Delaware corporation (the “Delaware Corporation”), into a Nevada corporation (the “Conversion”), in connection with the filing by the Company of a Current Report on Form 8-K, incorporated by reference into the Registration Statement on Form S-3 (including the Base Prospectus (as defined below) contained therein, the “Registration Statement”) previously filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on April 17, 2026, as File No. 333-295142, relating to the registration for offering and sale from time to time by the Company of an indeterminate number of the following securities of the Company, with an aggregate offering price of up to $1,000,000,000:
(A)    the base prospectus (the “Base Prospectus”) relating to (i) shares (“Base Common Shares”) of the Company’s common stock, par value $0.00001 per share (“Common Stock”), which Base Common Shares include any shares of Common Stock issuable upon the (x) conversion or exchange, as applicable, of any Debt Securities (as defined below) and (y) exercise of any Warrants (as defined below) to purchase shares of Common Stock; (ii) shares (“Preferred Shares”, and together with Base Common Shares, “Base Shares”) of the Company’s preferred stock, par value $0.00001 per share (“Preferred Stock”), in one or more series, which Preferred Shares include any shares of Preferred Stock issuable upon the (x) conversion or exchange, as applicable, of any Debt Securities and (y) exercise of any Warrants to purchase shares of Preferred Stock; (iii) warrants to purchase shares of Common Stock, shares of Preferred Stock, Debt Securities or any combination thereof (“Warrants”), issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”); (iv) senior or subordinated debt securities (“Debt Securities”), to be issued pursuant to one or more indentures in substantially the form filed as an exhibit to the Registration Statement (each, as amended or supplemented through and including the date of each issuance of Debt Securities, an “Indenture”), including any Debt Securities issuable upon the exercise of any Warrants to purchase Debt Securities; and (v) units (“Units”, and together with Base Shares, Warrants and Debt Securities, “Base Securities”) comprising any combination of the foregoing Base Securities, to be issued pursuant to one or more unit agreements (each, a “Unit Agreement”); and
(B)    the prospectus supplement, dated May 1, 2026, as amended and supplemented by supplement no. 1., dated June 1, 2026 (together with the Base Prospectus, the “Prospectus”), relating to shares of Common Stock (“ATM Shares”), with a maximum aggregate offering price of up to $200,000,000,

DeFi Development Corp.
June 26, 2026

issuable from time to time pursuant to the Sales Agreement, dated May 1, 2026 (the “Sales Agreement”), by and between the Delaware Corporation and R.F. Lafferty & Co. Inc., as sales agent.
The Base Securities and ATM Shares are hereinafter collectively referred to as “Securities”. This opinion letter is being delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.
In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the registration of Securities as described in the Registration Statement and Prospectus. For purposes of this opinion letter, and except to the extent set forth in the opinions expressed below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Registration Statement and Prospectus, as applicable.
For purposes of issuing this opinion letter, we have (a) made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, including the Prospectus, (ii) the articles of incorporation and bylaws of the Company (collectively, the “Governing Documents”), and (iii) such other agreements, instruments, corporate records (including resolutions of the board of directors and any committee thereof and of the stockholders of the Company) and other documents, or forms thereof, as we have deemed necessary or appropriate, and (b) obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations, assurances and public filings as we have deemed necessary or appropriate.
Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification:
(A)with respect to the opinions set forth in numbered opinion paragraphs 2 and 3 of this opinion letter, that (i)(a) any and all agreements, instruments and other documents (or form thereof) relating to the offering, issuance, registration or sale of any Base Securities, including, without limitation, underwriting agreements, Warrant Agreements (including each warrant certificate contemplated thereby), Indentures (including any officer’s certificate(s) or supplemental indenture(s) relating thereto) and Unit Agreements (including each unit certificate contemplated thereby) (collectively, the “Securities Documents”), have been or will be duly authorized, executed and delivered by the Company and the other parties thereto; (b) the Company has taken or will take all corporate action required under applicable law in connection with the authorization, offering, issuance and sale of any Base Securities (including, without limitation, any Base Securities or other securities of the Company underlying, or issued or sold pursuant to or upon conversion, exchange or exercise of, any Base Securities or any other agreement, plan or arrangement), (c) all Base Securities have been and will be offered, issued and sold in compliance with all applicable laws, the Governing Documents and the relevant Securities Documents in effect at all relevant times, (d) the voting rights, designations, preferences, limitations, restrictions, privileges and relative rights of each series of Preferred Stock (including Preferred Shares) have been or will be fixed and set forth in a

DeFi Development Corp.
June 26, 2026

certificate of designation relating to such series, prepared in the form prescribed by applicable law, duly authorized by the board of directors of the Company, duly signed by an authorized officer of the Company and properly filed with the Nevada Secretary of State (each, a “Certificate of Designation”), and (e) any and all certificates evidencing any Base Securities are or will be properly signed, registered and delivered, as necessary, in accordance with all applicable laws, the Governing Documents and the relevant Securities Documents (romanettes (i)(a) through (i)(e), inclusive, above are referred to collectively herein as the “Corporate Proceedings”); (ii) each of the Securities Documents, the form of which has been filed as an exhibit to the Registration Statement, has been or will be executed in substantially the form of such exhibit; (iii) the obligations of each party set forth in the Securities Documents are and will be its valid and binding obligations, enforceable in accordance with their respective terms; (iv) no Base Securities have been or will be offered, issued or sold in violation, contravention or breach of, nor will any such offering, issuance or sale result in a default under, the Governing Documents, any agreement, certificate, document or other instrument that is binding upon the Company, or any requirement or restriction imposed by any governmental or regulatory agency, authority or body, or court; (v) immediately after any issuance of Base Common Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement, plan or arrangement (including, without limitation, pursuant to the terms of any Base Securities), or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation; (vi) at no time will the total number of shares of Preferred Stock designated pursuant to all then effective Certificates of Designation exceed the total number of shares of Preferred Stock then authorized under the Company’s articles of incorporation; and (vii) immediately after any issuance of Preferred Shares, the total number of issued and outstanding shares of such series of Preferred Stock, together with the total number of shares of such series of Preferred Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement, plan or arrangement (including, without limitation, pursuant to the terms of any Base Securities), or otherwise, will not exceed the total number of shares of such series of Preferred Stock then designated under the articles of incorporation or the Certificate of Designation for such series;
(B)with respect to the opinion set forth in numbered opinion paragraph 4 of this opinion letter, that (i) the Sales Agreement has been duly authorized, executed and delivered by the Delaware Corporation and the other parties thereto; (ii) the obligations of each party set forth in the Sales Agreement are and will be its valid and binding obligations, enforceable in accordance with its terms; (iii) prior to each issuance of any ATM Shares, the placement notice under the Sales Agreement with respect to such ATM Shares will be duly executed and delivered by the Company in accordance with the Sales Agreement; (iv) no ATM Shares will be offered, issued or sold in violation, contravention or breach of, nor will any such offering, issuance or sale result in a default under, the Governing Documents, any agreement, certificate, document or other instrument that is binding upon the Company, or any requirement or restriction imposed by any governmental or regulatory agency, authority or body, or court; and (v) immediately after any issuance of ATM Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement, plan or arrangement (including, without limitation, pursuant to the Sales

DeFi Development Corp.
June 26, 2026

Agreement or the terms of any Base Securities), or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation; and
(C)with respect to all opinions set forth in this opinion letter, that (i) prior to the Conversion, the Delaware Corporation has taken all corporate action required under the laws of the State of Delaware in connection with and for the filing of the Registration Statement and the Prospectus and the registration of the Securities; (ii) the statements of fact and representations and warranties set forth in the documents we have reviewed are, and at all relevant times will be, true and correct as to factual matters; (iii) each natural person executing a document had or will have sufficient legal capacity to do so; (iv) all documents submitted to us as originals are authentic, the signatures on all documents we reviewed are genuine, and any document submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; and (v) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete.
We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or the effect thereon of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.
Based upon the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:
1.The Company is validly existing as a corporation under the laws of the State of Nevada.
2.If and when all Corporate Proceedings have been taken and completed in respect of any offering, issuance or sale of Base Shares, and to the extent such Base Shares have been issued in accordance with all applicable terms and conditions set forth in the relevant Securities Documents, Base Securities and Certificates of Designation, as applicable, including proper conversion, exchange or exercise of any relevant Base Securities and payment in full of all consideration required therefor as authorized by such Corporate Proceedings and prescribed by such Securities Documents, Base Securities and Certificates of Designation, as applicable, and in accordance with the proceedings described in and in the manner contemplated by the Registration Statement, such Base Shares will be duly authorized, validly issued, fully paid and nonassessable.
3.The Company has the corporate power and authority to execute, deliver and perform its obligations under any Warrants, Debt Securities and Units. If and when all Corporate Proceedings have been taken and completed in respect of any offering, issuance or sale of Warrants, Debt Securities or Units, such Base Securities will be duly authorized.

DeFi Development Corp.
June 26, 2026

4.The ATM Shares have been duly authorized by the Company, and if, when and to the extent any ATM Shares are issued and sold in accordance with the applicable terms of, and in the manner contemplated by, the Sales Agreement, including payment in full to the Company of the consideration for such ATM Shares as required thereunder, and in accordance with the proceedings described in, and in the manner contemplated by, the Registration Statement and Prospectus, such ATM Shares will be validly issued, fully paid and nonassessable.
The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K, incorporated by reference in to the Registration Statement. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.
We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K, incorporated by reference in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Brownstein Hyatt Farber Schreck, LLP